Exhibit 23.01







                    CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-80907, No. 33-34455, No. 33-61456, No. 33-53857, No. 33-55364,
and No. 33-37477) pertaining to the Amended and Restated Fourth Financial Corporation 1981 Incentive Stock Option Plan, Amended and Restated Fourth Financial Corporation 1986 Incentive Stock Option Plan, Fourth Financial Corporation 1993 Employee Stock Purchase Plan, Fourth Financial Corporation 1993 Incentive Stock Option Plan, the Fourth Financial Corporation Amended and Restated Executive Employees' Deferred Compensation Plan, and Fourth Financial Corporation Savings and Investment Plan of our report dated January 17, 1995, except for the last paragraph of Note 5, as to which the date is February 23, 1995, with respect to the consolidated financial statements of Fourth Financial Corporation included in this Annual Report on Form 10-K for the year ended December 31, 1994.



                                                /s/  Ernst & Young LLP

                                                ERNST & YOUNG LLP



Wichita, Kansas
March 10, 1995